Exhibit 10.1

FIRST AMENDMENT TO
THE HERSHEY COMPANY
EXECUTIVE BENEFITS PROTECTION PLAN
(GROUP 3A)
(Amended and Restated as of October 2, 2007)

WHEREAS, The Hershey Company (the “Company”) currently maintains The Hershey Company Executive Benefits Protection Plan (Group 3A) (Amended and Restated as of October 2, 2007), (the “Plan”);

WHEREAS, the Board of Directors of the Company (the “Board”) approved the amendment of the Plan, effective February 13, 2008, to reduce the severance benefits payable under the Plan with respect to the qualifying termination of employment after a change in control of the Company; and

WHEREAS, this amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

NOW, THEREFORE, BE IT RESOLVED that, by virtue and in exercise of the power reserved to the Board by Article 7 of the Plan, the Plan is hereby amended, effective February 13, 2008, by amending Section 1.36, Severance Period, to read as follows:

“1.36    Severance Period means the period beginning on the Executive’s Date of Termination and continuing for 24 months, or, if less, the number of months until the Executive would reach his or her Mandatory Retirement Age, if applicable, but not less than 12 months.”

IN WITNESS WHEREOF, the Company has caused this amendment to be executed effective as of February 13, 2008.

THE HERSHEY COMPANY By: /s/ Burton H. Snyder Burton H. Snyder Senior Vice President, General Counsel and Secretary